UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2024

DEFINITIVE HEALTHCARE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40815	86-3988281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

492 Old Connecticut Path, Suite 401

Framingham, MA 01701

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (508) 720-4224

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	DH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition

On January 16, 2024, Definitive Healthcare Corp. (“Definitive Healthcare” or the “Company”) issued a press release announcing the management changes described in Item 5.02 below and its reaffirmation of previously announced guidance for the quarter ended December 31, 2023. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished in this Item 2.02 on this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Separation of Chief Executive Officer

On January 16, 2024, the Company announced that Robert Musslewhite has stepped down as the Company’s Chief Executive Officer and as a member of the Company’s Board of Directors, effective January 16, 2024 (the “Separation Date”).

Mr. Musslewhite’s departure constitutes a termination of employment without “cause” for purposes of any employment, equity compensation or benefit agreement, plan or arrangement of the Company and its subsidiaries to which Mr. Musslewhite is a party or otherwise participates; provided, however, that pursuant to a separation agreement and release of claims agreement dated January 12, 2024 (the “Separation Agreement”), the Company has agreed to credit Mr. Musslewhite with an additional three months of accelerated vesting with respect to his outstanding time-based equity awards (for a total of 15 months) and to reimburse him up to $15,000 for legal fees incurred by him in connection with the Separation Agreement.

A copy of the Separation Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Appointment of Interim Chief Executive Officer

On January 12, 2024, the Company’s Board of Directors appointed Jason Krantz, the Company’s founder and Executive Chairman, as Interim Chief Executive Officer, effective January 16, 2024.

Mr. Krantz, age 50, has served as Executive Chairman of the Board of Directors of the Company since August 2022, having previously served as Chief Executive Officer and director since founding the Company in February 2011. Prior to founding Definitive Healthcare, Mr. Krantz founded and served as CEO of Infinata, a SaaS based provider of intelligence to the pharmaceutical industry under the brand BioPharm Insight, from 1999 to 2007 until the company was sold to Pearson Media Group. In addition, Mr. Krantz has co-founded and helped build several intelligence and analytics companies including Energy Acuity, a privately held provider of intelligence on the alternative energy market, and Xtelligent Media, a privately held integrated marketing company focused on the healthcare industry. Mr. Krantz previously served on the board of directors of RainKing Solutions, a private company, from 2015 until 2017. Mr. Krantz is currently on the board of directors of FINTRX and MDCalc, each private companies. Mr. Krantz holds a B.S. in Finance and Computer Science from Boston College and an M.B.A. from Harvard Business School.

There are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission between Mr. Krantz and the Company other than those described under the heading “Certain Relationships and Related Party Transactions” in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission April 6, 2023.

Item 9.01	Financial Statements and Exhibits.

10.1	Separation Agreement and Release of Claims, dated January 12, 2024, by and between the Company and Robert Musslewhite

99.1	Press Release dated January 16, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEFINITIVE HEALTHCARE CORP.

January 16, 2024	By:	/s/ Richard Booth
Richard Booth
Chief Financial Officer